EXHIBIT 99.2

WMALT 2005-8

Preliminary Structure – Paydown Rules (As of 09/07/05)

Group 1

  At the beginning of each period, please set the following variables:

    #FixedAmt1 = $2,000
    #FixedAmt2 = Period 1 – 12 ($0), Period 13 – 24 ($500,000), Period 25 – 36 ($2,500,000), Period 37 – 48 ($800,000) and Period 49 – 360 ($900,000)
  Pay Class 2A1 its priority amount until retired.
  Pay up to #FixedAmt1 to 2A6 until retired.
  Pay up to #FixedAmt2 for the period to Class 2A2, Class 2A4, and Class 2A5 pro-rata until retired.
  Pay Class 2A6 until retired.
  Pay Class 2A2, Class 2A4, and Class 2A5 pro-rata until retired.
  Pay Class 2A1 until retired.

Collateral:               30 YR Jumbo ALT-A.

Size:                       ~$292mm

Passthru Rate:         5.50%

Pricing Speed:        100% PPC (8 -> 20 CPR / 12 months)

NAS Bonds:           Class 2A1.  Locked out of scheduled and prepay for 60

months. The priority fraction is (Balance of Total NAS / Total Non-PO Balance).  This is the same NAS as in the WMALT 2005-1 deal.

Strip IO Bond:        2A3.  Notional balance based on 2A2 and 2A4, normalized to 5.5% coupon.

Super-NAS:           None.

Z-Bonds:                None.

AAA Support:        None.

Floaters:                 None.

Inverse IO:             None.

Inverse Floater:       None.

Notes

Closing date:                                  09/30/2005

Accrual date:                                  09/01/2005

Floater accrual date:                       09/25/2005

First pay date:                                 10/25/2005

Clean-up call:                                 10%